                                                                     Exhibit 2.4
          VOTING AGREEMENT, dated as of November 12, 2000 (this "Agreement"),
                                                                 ---------
between Adaptive Broadband Corporation, a Delaware corporation ("Adaptive") and
                                                                 --------
WMC Holding LLC, a Delaware limited liability company ("WMC").
                                                        ---

                                    RECITALS

          Adaptive, Western Multiplex Corporation, a Delaware corporation ("Western") and WA Merger Sub, Inc., a wholly-owned subsidiary of Western
  -------
("Merger Sub") propose to enter into an Agreement and Plan of Merger, dated as
  ----------
of November 12, 2000 (the "Merger Agreement;" capitalized terms used without
                           ----------------
definition herein having the meanings assigned to them in the Merger Agreement), pursuant to which Merger Sub would be merged (the "Merger") with and into
                                                   ------
Adaptive.

          As a condition of its entering into the Merger Agreement, Adaptive has requested that WMC agree, and WMC has agreed, to enter into this Agreement.

          As of the date hereof, WMC is the record and beneficial owner of 39,796,351 shares of Western Common Stock (the "Existing Shares" and, together
                                                ---------------
with any shares of Western Common Stock or other voting capital stock of Western acquired after the date hereof, whether upon the exercise of warrants, options, conversion of convertible securities or otherwise, less any shares of Western common stock transferred prior to the Effective Time in accordance with the terms of this Agreement, collectively WMC's "Shares"), representing
                                             ------
approximately 71.6% of the aggregate issued and outstanding shares of Western Common Stock as of the date hereof.

          Prior to the date hereof, Adaptive and WMC had no agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of the Shares.

          In consideration for the agreements contained herein, prior to the date hereof, the board of directors of Western has approved the agreement of WMC to vote as provided in this Agreement.

                                   ARTICLE I

                                    VOTING
                                    ------

          1.1.  Agreement to Vote.
          ------------------------

          WMC hereby agrees during the term of this Agreement that it shall, and shall cause the holder of record on any applicable record date to, at the request of Adaptive, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of Western, however called, or in connection with any written consent of the holders of Western Common Stock, (a) if a meeting is held, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, and (b) vote or consent (or cause to be voted or consented), in person or by proxy, all Shares, and any other voting securities of Western (whether acquired heretofore or hereafter) that are beneficially owned (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended), or held of record by WMC or as to which WMC has, directly or indirectly, the right to vote or direct the voting as of the relevant record date (collectively, the "Subject Shares"), in favor of the
                                         --------------
approval of the issuance of Western Common Stock in connection with the Merger, the Merger Agreement and the transactions contemplated thereby. WMC further agrees to use its reasonable good faith efforts to cause the shareholders of Western to approve the issuance of Western Common Stock in connection with the Merger, the Merger Agreement and the transactions and matters contemplated in connection therewith. In the event Western's board of directors does not call a meeting of its stockholders to approve the Merger and the transactions and matters contemplated in connection therewith, WMC agrees to take all action permitted under the amended and restated certificate of incorporation and bylaws of Western and under Delaware law necessary to call a meeting of its stockholders to approve the Merger and the transactions and matters contemplated in connection therewith.

          1.2.  Proxy.
          -----------

          WMC hereby agrees to grant to Adaptive a proxy to vote the Subject Shares as indicated in Section 1.1 above if WMC fails for any reason to vote the Subject Shares in accordance with Section 1.1. WMC agrees that such a proxy would be irrevocable and would be coupled with an interest and agrees that it will take such further action or execute such other instruments as may be necessary or desirable to effectuate the intent of such a proxy and hereby revokes any proxy previously granted by it with respect to the Subject Shares.

          1.3.  No Ownership Interest.
          ---------------------------

          Nothing contained in this Agreement shall be deemed to vest in Adaptive any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to WMC, and Adaptive shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Western or exercise any power or authority to direct WMC in the voting of any of the Subject Shares, except as otherwise provided herein, or in the performance of WMC's duties or responsibilities as a stockholder of Western.

          1.4.  No Inconsistent Agreements.
          --------------------------------

          WMC hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, WMC (a) has not entered, and shall not enter at any time while this Agreement remains in effect, into any voting agreement or voting trust with respect to the Shares and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy or power of attorney with respect to the Shares, in either case, which is inconsistent with WMC's obligations pursuant to this Agreement.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF WMC
                     -------------------------------------

          WMC hereby represents and warrants to Adaptive as follows:

          2.1.  Authorization; Validity of Agreement; Necessary Action.
          ------------------------------------------------------------

          WMC has full power and authority to execute and deliver this Agreement, to perform WMC's obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by WMC of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by WMC and no other actions or proceedings on the part of WMC are necessary to authorize the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by WMC, and, assuming this Agreement constitutes a valid and binding obligation of Adaptive, constitutes a valid and binding obligation of WMC, enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          2.2.  Shares.
          ------------

          The Existing Shares are, and all of WMC's Shares from the date hereof through and on the Closing Date (as defined in the Merger Agreement) have been and will be, owned beneficially and of record by WMC (subject to any dispositions of Shares permitted by Section 4.1(a) hereof). As of the date hereof, the Existing Shares constitute all of the shares of Western Common Stock, options, warrants, rights to acquire, or other securities convertible or exchangeable for Western Common Stock owned of record or beneficially by WMC. WMC has or will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article I hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares and with respect to all of the Shares on the Closing Date, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

          2.3.  No Conflicts.
          ------------------

          No filing with, and no permit, authorization, consent or approval of, any state or Person is necessary for the execution of this Agreement by WMC and the consummation by WMC of the transactions contemplated hereby (other than (i) filings under the DGCL required to effect the Merger, (ii) the filing of a pre-merger notification and report form by Western under the HSR, (iii) the filing of the Form S-4 and the Joint Proxy Statement/Prospectus by Western and Adaptive in connection with the Merger, or (iv) as otherwise contemplated by the Merger Agreement) and neither the execution and delivery of this Agreement by WMC nor the consummation by WMC of the transactions contemplated hereby nor compliance by WMC with any of the provisions hereof shall conflict with or result in any breach of any organizational documents applicable to WMC, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which WMC is a party or by which its properties or assets may be bound or violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to WMC or any of its properties or assets.

          2.4.  No Liens.
          --------------

          The Existing Shares are, and the Shares on the Closing Date (subject to any transfers permitted by Section 4.1(a)) will be, held by WMC, or by a nominee or custodian for the exclusive benefit of WMC, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any encumbrances arising hereunder.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF ADAPTIVE
                  ------------------------------------------

          Adaptive represents and warrants to WMC as follows:

          3.1.  Power: Binding Agreement.
          ------------------------------

          Adaptive has full corporate power and authority to execute and deliver this Agreement and to perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Adaptive and constitutes a valid and binding agreement of Adaptive, enforceable against Adaptive in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          3.2.  No Conflicts.
          ------------------

          No filing with, and no permit, authorization, consent or approval of, any Person is necessary for the execution of this Agreement by Adaptive and the consummation by Adaptive of the transactions contemplated hereby and neither the execution and delivery of this Agreement by Adaptive nor the consummation by Adaptive of the transactions contemplated hereby nor compliance by Adaptive with any of the provisions hereof shall conflict with or result in any breach of any organizational documents applicable to Adaptive, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Adaptive is a party or by which Adaptive's properties or assets may be bound or violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Adaptive or any of Adaptive's properties or assets.

                                  ARTICLE IV

                                OTHER COVENANTS
                                ---------------

          4.1. Further Agreements of WMC.
          -------------------------------

               (a) WMC hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to sell, transfer, pledge, encumber, assign or otherwise dispose of (collectively, a "Transfer") or enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with Western or enter into any contract, option or other arrangement or understanding with respect to the offer for sale, sale, transfer, pledge, encumbrance, assignment or other disposition of, any of its Existing Shares, any Shares acquired after the date hereof, any securities exercisable for or convertible into Western Common Stock, any other capital stock of Western or any interest in any of the foregoing with any Person, except to a Person who agrees in writing, in an instrument reasonably acceptable to Adaptive, to be bound by this Agreement.

               (b) Immediately after the execution of this Agreement (and from time to time upon the acquisition by WMC of securities of Western prior to the expiration of this Agreement) and until the expiration of this Agreement, WMC shall ensure that each certificate evidencing any securities of Western transferred by WMC bears a legend in the following form:

          THE SECURITY OR SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE VOTING AGREEMENT DATED AS OF NOVEMBER 12, 2000, BETWEEN THE ISSUER AND WMC HOLDING LLC, AS IT MAY BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

               (c) In the event of a stock dividend or distribution, or any change in Western Common Stock by reason of any stock dividend or distribution, or any change in Western Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction.

               (d) WMC agrees that neither it nor any of the officers and directors of it shall, and it shall direct and use its reasonable best efforts to cause its employees, agents and representatives (including any attorney or accountant retained by it) not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate any inquiries or the making of any proposal or offer with respect to, or a transaction to effect an Acquisition Proposal relating to Western (as defined in the Merger Agreement), (ii) have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal relating to Western, or engage in any negotiations concerning an Acquisition Proposal relating to Western, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal relating to Western, (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal relating to Western or (iv) approve or recommend, or propose publicly to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any Acquisition Proposal relating to Western. WMC agrees that it will, and will cause its officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Acquisition Proposal relating to Western. For the avoidance of doubt, this paragraph 4.1(d) shall not limit the fiduciary duties to Western of any officer or director of WMC that is also a director of Western.

                                   ARTICLE V

                                 MISCELLANEOUS
                                 -------------

          5.1.  Termination.
          -----------------

          This Agreement shall terminate and no party shall have any rights or duties hereunder upon the earlier of (a) the Effective Time, (b) a determination by the Board of Directors of Adaptive that an Acquisition Proposal constitutes a Superior Proposal under Section 5.4 of the Merger Agreement or (c) termination of the Merger Agreement pursuant to Section 7.1 thereof. Nothing in this
Section 5.1 shall relieve or otherwise limit any party of liability for breach of this Agreement. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby on the part of any party hereto or any of its directors, officers, partners, members, stockholders, employees, agents, advisors, representatives or affiliates; provided, however, that nothing herein shall relieve any party from any liability for such party's material breach of this Agreement; and provided further that nothing in this Section 5.1 shall limit, restrict, impair, amend or otherwise modify the rights, remedies, obligations or liabilities of any person under any other contract or agreement, including, without limitation, the Merger Agreement.

          5.2.  Further Assurances.
          ------------------------

          From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate the transactions contemplated by this Agreement.

          5.3.  Noninterference.
          ---------------------

          WMC hereby agrees and covenants that it shall not, directly or indirectly, take any action that would make any representation or warranty contained herein untrue or incorrect or have the effect of preventing or disabling WMC from performing its obligations under this Agreement.

          5.4.  Notices.
          -------------

          All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a)  if to WMC to:

               WMC Holding LLC
               1196 Borregas Avenue
               Sunnyvale, California 94089
               Fax:  (408) 734-4573
               Attention:  Chief Financial Officer

               with a copy to:

               Simpson Thacher & Bartlett
               10 Universal City Plaza, Suite 1850
               Universal City, California  91608
               Fax:  (818) 755-7009
               Attention:  Daniel Clivner, Esq.

          (b)  if to Adaptive to:

               Adaptive Broadband Corporation
               1143 Borregas Avenue
               Sunnyvale, California 94089
               Fax:  (408) 743-3449
               Attention:  General Counsel

               with a copy to:

               Cooley Godward LLP
               One Maritime Plaza, 20/th/ Floor
               San Francisco, California 94111
               Fax: (415) 951-3699
               Attention:  Kenn Guernsey, Esq.

          5.5.  Counterparts.
          ------------------

          This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

          5.6.  Governing Law.
          -------------------

          This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

          5.7.  Submission to Jurisdiction; Waivers.
          -----------------------------------------

          Each of WMC and Adaptive irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of WMC and Adaptive hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of WMC and Adaptive hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts and (d) any right to a trial by jury.

          5.8.  Amendment.
          ---------------

          This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          5.9.  Enforcement.
          -----------------

          The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity, including without limitation injunctive relief.

          5.10.  Entire Agreement.
          -----------------------

          This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

          5.11.  Severability.
          -------------------

          If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provisions or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

          5.12.  Assignment; Binding Effect.
          ---------------------------------

          Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by WMC and any attempt or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon WMC and its successors and assigns, and shall inure to the benefit of Adaptive and its successors and assigns. Without limiting any of the restrictions set forth in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Shares are transferred. Nothing in this Agreement is intended to confer on any Person (other than Adaptive and its successors and assigns) any rights or remedies of any nature.

          5.13.  Waiver.
          -------------

          No failure on the part of Adaptive to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Adaptive in exercising any power, right, privilege or remedy under this Agreement, shall operate as a wavier of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Adaptive shall not be deemed to have waived any claim available to Adaptive arising out of this Agreement, or any power, right, privilege or remedy of Adaptive under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Adaptive; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

               [Remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, WMC and Adaptive have caused this Agreement to be signed by their respective officers or other authorized persons thereunto duly authorized as of the date first written above.



                         WMC Holding LLC


                         By: /s/ Jeff Hendren
                            _____________________________________
                            Name: Jeff Hendren
                            Title: Vice President


                         Adaptive Broadband Corporation

                         By: /s/ Frederick D. Lawrence
                            _____________________________________
                            Name: Frederick D. Lawrence
                            Title: Chairman and Chief Executive Officer